Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Cooper Tire & Rubber Company Spectrum Investment Savings Plan, Cooper Tire & Rubber Company Pre-Tax Savings Plan (Findlay) and the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Texarkana) (“Plans”) of our reports (a) dated February 20, 2009, with respect to the consolidated financial statements and schedule of Cooper Tire & Rubber Company and the effectiveness of internal control over financial reporting of Cooper Tire & Rubber Company, included in its Annual Report on Form 10-K for the year ended December 31, 2008; and (b) dated June 20, 2008, with respect to the financial statements and schedule of the Cooper Tire & Rubber Company Spectrum Investment Savings Plan, Cooper Tire & Rubber Company Pre-Tax Savings Plan (Findlay) and the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Texarkana) included in each Plans’ Annual Report on Form 11-K, for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Toledo, Ohio
March 6, 2009